Exhibit 23.2 — Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-116267) of Avatar Holdings Inc., and
(2) Registration Statement (Form S-8 No. 333-63278) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;

of our report dated May 19, 2005, with respect to the financial statements of Ocean Palms, LLC included in this Annual Report on
Form 10-K/A (Amendment No. 1) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Miami, Florida
June 1, 2005